UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2008

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2008, Newell Rubbermaid Inc. (the "Company") filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate its Junior Participating Preferred Stock, Series B (the "Junior Participating Preferred Stock"). The Certificate of Elimination (i) eliminated the previous designation of 5,000,000 shares of Junior Participating Preferred Stock, none of which were outstanding at the time of filing, (ii) upon such elimination, caused such shares of Junior Participating Preferred Stock to resume their status as undesignated shares of preferred stock of the Company, and (iii) eliminated from the Restated Certificate of Incorporation of the Company all references to the Junior Participating Preferred Stock.

A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

3.1 Certificate of Elimination of the Junior Participating Preferred Stock, Series B of Newell Rubbermaid Inc. dated as of March 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

March 12, 2008	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Elimination of the Junior Participating Preferred stock, Series B of Newell Rubbermaid Inc. dated as of March 11, 2008